UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/23/2011

Commission File Number	Exact name of registrant as specified in its charter; State or other jurisdiction of incorporation; Address of principal executive offices; and Registrant's telephone number including area code	IRS Employer Identification Number
001-32956	NewPage Holding Corporation Delaware 8540 Gander Creek Drive Miamisburg, Ohio 45342 877.855.7243	05-0616158
333-125952	NewPage Corporation Delaware 8540 Gander Creek Drive Miamisburg, Ohio 45342 877.855.7243	05-0616156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

The Registrants, their corporate parent, NewPage Group Inc. ("NewPage Group"), and certain subsidiaries of the Registrants entered into an Amended and Restated Superpriority Debtor-in-Possession Credit and Guaranty Agreement dated September 23, 2011 ("Amended and Restated DIP Credit Agreement"), with JPMorgan Chase Bank, N.A., as Administrative Agent; JPMorgan Chase Bank, N.A. and Wells Fargo Capital Finance, LLC, as Co-Collateral Agents; Barclays Capital, as Syndication Agent; Wells Fargo Capital Finance, LLC, as Documentation Agent; J.P. Morgan Securities LLC, Barclays Capital and Wells Fargo Capital Finance, LLC, as Joint Bookrunners and Joint Lead Arrangers for the Revolving Facility; J.P. Morgan Securities LLC and Barclays Capital, as Joint Bookrunners and Joint Lead Arrangers for the Term Facility; and other institutions that become Lenders under the DIP Credit Agreement. The Amended and Restated DIP Credit Agreement amended and restated the Superpriority Debtor-in-Possession Credit and Guaranty Agreement dated September 8, 2011 among the same parties ("Original DIP Credit Agreement"), a copy of which was filed as Exhibit 10.1 to the Current Report on Form 8-K dated September 6, 2011.

The Amended and Restated DIP Credit Agreement makes several changes to the Original DIP Credit Agreement, including a reduction of the Applicable Margin for Term Loans from 7.50% to 6.50% for Eurodollar Rate Loans and from 6.50% to 5.50% for ABR Loans (each as defined in the Amended and Restated DIP Credit Agreement).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewPage Holding Corporation

Date: September 29, 2011	By:	/s/ Douglas K. Cooper
Douglas K. Cooper
Senior Vice President, General and Counsel and Secretary

NewPage Corporation

Date: September 29, 2011	By:	/s/ Douglas K. Cooper
Douglas K. Cooper
Senior Vice President, General and Counsel and Secretary